Exhibit A

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of Enphase Energy, Inc. is filed on behalf of each of the undersigned.

Date: June 7, 2012

MADRONE PARTNERS, L.P.
By its General Partner, Madrone Capital Partners, LLC

By:	/s/ Jameson McJunkin
Jameson McJunkin
Manager

MADRONE CAPITAL PARTNERS, LLC

By:	/s/ Jameson McJunkin
Jameson McJunkin
Manager

/s/ Jameson McJunkin
Jameson McJunkin